Exhibit 10.23

Form of Deed of Indemnity, Insurance and

Access

Mesoblast Ltd

AGN 109 431 870

and

Middletons

Lawyers

Melbourne office

Ref: LGT.AXG.1753918

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TABLE OF CONTENTS

(Continued)

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Deed of Indemnity, Insurance and Access

Date

Parties

1. Mesoblast Limited ACN 109 431 870 do Level 2, 517 Flinders Lane, Melbourne 3000 (Company)

2.                          of                      (Director)

Background

A. The Constitution of the Company permits certain indemnities for officers of the Company.

B. The Company has agreed, subject always to the prohibitions and limitations imposed by law, to indemnify the Director, insure the Director and grant him access to Board documents on the terms and conditions of this Deed.

Operative Provisions

1.	Definitions and interpretation.

1.1 Definitions. In this Deed:

Authorised Person means any person authorised in writing by the Director and approved by the Company, such approval not to be unreasonably withheld;

Business Day means a day which is not a Saturday, Sunday, public holiday or bank holiday in the State of Victoria;

Board means, as the context requires:

(a) the board of directors of the Company; or

(b) any committee of the board of directors of the Company;

Board Documents includes all:

(a) written communications circulated or made available to the Director by the Company;

(b) minutes of meetings of the Company and the Board; and

(c) documents circulated to directors of the Company in connection with any meetings or deliberations of the Board;

Books means all the financial, technical and commercial information belonging to the Company from time to time, and includes the Board Documents;

Constitution means the Constitution of the Company;

Corporations Act means the Corporations Act 2001 (Cth);

Deed means this Deed including the recitals, any schedules and any annexures;

Document has the meaning set out in section 25 of the Acts Interpretation Act 1901 (Cth);

D&O Policy means a contract:

(a) insuring a person against liability incurred by that person in that person’s capacity as director or officer of a body corporate; and

(b) allowing the body corporate to obtain reimbursement for any claims paid by it to a director or officer of the body corporate under an indemnity;

Excluded Liability means a liability in respect of which the Company cannot lawfully pay the premium under a D&O Policy and includes a liability the subject of the prohibition in section 1998 of the Corporations Act.

GST means goods and services tax under the GST Law.

GST Law has the same meaning as in A New Tax System (Goods and Services Tax) Act 1999.

Indemnities means the indemnities granted to the Director by the Company under this agreement;

Information means all or any part of information contained in or related to a transaction of the Company, a Book or a discussion at a meeting of the Company;

officer has the meaning set out in section 9 of the Corporations Act 2001 (Cth).

1.2 Interpretation. In this Deed, unless the context requires otherwise:

(a) the singular includes the plural and vice versa;

(b) a gender includes the other genders;

(c) the headings are used for convenience only and do not affect the interpretation of this Deed;

(d) other grammatical forms of defined words or expressions have corresponding meanings;

(e) a reference to a document includes the document as modified from time to time and any document replacing it;

(f) if something is to be done on a day which is not a Business Day then it must be done on the next Business Day;

(g) the word “person” includes a natural person and any body or entity whether incorporated or not;

(h) the word “month” means calendar month and the word “year” means 12 months;

(i) the words “in writing” include any communication sent by letter, facsimile transmission or any other form of communication capable of being read by the recipient;

(j) a reference to a thing includes a part of that thing;

(k) a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(l) wherever “include” or any form of that word is used, it must be construed as if it were followed by “(without being limited to)”;

(m) money amounts are stated in Australian currency unless otherwise specified;

(n) a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body which performs most closely the functions of the defunct body;

(o) a reference to any legislation, statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent state legislation, as applicable; and

(p) a reference to the Director includes a reference to the Director’s personal representatives.

(q) A term or expression starting with a capital letter:

(i) which is defined in this clause 1, has the meaning given to it in this clause 1,

(ii) which is defined in the Corporations Act but is not defined in this Deed, has the same meaning as in the Corporations Act; and

(ii) which is defined in A New Tax System (Goods and Services Tax) Act 1999 but is not defined in this Deed, has the same meaning as in A New Tax System (Goods and Services Tax) Act 1999.

2.	Indemnity and Disclaimer.

2.1 General Indemnity. To the extent permitted by law and subject to clause 2.3 below, the Company indemnifies the Director against any liability or loss (including liability for negligence or for legal costs to the maximum extent permitted by law) incurred by the Director:

(a) as a director of the Company or a Related Body Corporate of the Company; or

(b) as a result of facts or circumstances relating to the Director’s service as a director of the Company or a Related Body Corporate of the Company,

unless the liability did not arise out of conduct in good faith or is for a pecuniary liability order under section 1317G of the Corporations Act or a compensation order under section 1317H of the Corporations Act.

2.2 Disclaimer. To the extent (if any) permitted by law the Company releases and discharges the Director from all existing and future actions, suits, courses of action, claims and demands arising directly or indirectly from the Directors position acts or omissions as an officer or former officer of the Company other than in respect of conduct by the Director involving:

(a) a wilful breach of duty in relation to the Company; or

(b) a contravention of sections 182 or 183 of the Corporations Act.

2.3 Limited indemnity for costs. The Company has no obligation to indemnify the Director for legal costs and expenses to the extent that the costs and expenses are incurred:

(a) in defending or resisting proceedings in which the Director is found to have a liability for which he or she is not entitled to an indemnity under clause 2.1;

(b) in defending or resisting criminal proceedings in which the Director is found guilty;

(c) in defending or resisting proceedings brought by ASIC (other than costs incurred in investigations prior to commencing proceedings) or a liquidator for a Court order if the grounds for making the order are found by the Court to have been established; or

(d) in connection with proceedings for relief to the Director under the Corporations Act in which the Court denies relief.

3.	Claim by Director.

3.1 Notification by Director.

(a) The Director must advise the Company as soon as reasonably practicable after the Director becomes aware of any claim against the Director which could reasonably be expected to give rise to a claim by the Director under the Indemnities.

(b) Failure by the Director to advise the Company as required under paragraph (a) does not affect the rights of the Director to the indemnity.

3.2 Defence of Legal Action. If the Company admits liability under the Indemnities for a claim notified under clause 3.1, the Company is entitled to:

(a) conduct the defence of that claim under its sole management, control and cost;

(b) institute legal proceedings in the name of the Director as part of that defence; and

(c) settle that claim or any legal proceeding arising out of that claim after obtaining the written consent of the Director, which consent cannot be unreasonably withheld;

provided that the Company instructs its lawyers on behalf of both the Company and the Director so that client legal privilege attaches to any documents produced by those lawyers for the benefit of both the Company and the Director.

3.3 Obligations of Director. If the Company admits liability under the Indemnities for a claim notified under clause 3.1, the Director must:

(a) take such action or provide such information as the Company may reasonably require;

(b) assist the Company to the best of the Directors abilities in any action the Company takes to avoid, dispute, defend or appeal any legal action connected with that claim; and

(c) not admit any liability for or settle any action connected to that claim without the prior consent of the Company (such consent not to be unreasonably withheld),

3.4 Reimbursement. The Director is entitled to be reimbursed by the Company for any actual costs of the Director reasonably incurred in taking action on behalf of the Company under clause 32 or clause 3.3.

3.5 Director’s Action. The Director may engage separate legal or other representation and participate in a claim or proceeding against the Director by reason of or arising out of the Director being a director of the Company but any expenses incurred by the Director in relation to such representation or participation will only be borne by the Company to the extent that those expenses are the subject of an indemnity provided for in clause 2 and that those expenses incurred in circumstances where the Company has refused to authorise representation or participation by lawyers other than lawyers acting also for the Company and there is a reasonable likelihood that the interests of the Director and of the Company would conflict if the same lawyers were to act on behalf of both the Director and the Company.

4.	Payments.

4.1 Payments to Director. Subject to clauses 2.3 and 4.2, the Company must pay to the Director the Directors costs and expenses covered by the indemnities in relation to any proceedings:

(a) at the time the costs and expenses are payable by the Director; and

(b) within fourteen [14] days of receipt by the Company of the account for those costs and expenses.

4.2 Repayment by Director. If an amount advanced under clause 4.1, or part thereof, is for costs or expenses for which the Director cannot or could not be indemnified under this Deed then, within 28 days after receipt of a written request from the Company, the Director must repay such monies to the Company.

4.3 Taxation. Where an event giving rise to a payment received by a Director under the Indemnities results in an increase in tax payable by a Director under either the Income Tax Assessment Act 1936 or the Income Tax Assessment Act 1997, the Company shall pay to the Director an additional amount to cover any such increase in tax payable (as well as any tax payable in respect of the additional amount).

4.4 Other Payments. The Director must repay to the Company all amounts received under this Deed for costs incurred:

(a) in defending or resisting proceedings in which the Director is found to have a liability for which the Director could not be indemnified under this Deed; or

(b) to the extent that the Director receives payment under the D&O Policy maintained under clause 5, another insurance policy or another indemnity.

5.	Insurance.

5.1 Company’s Covenants. The Company must, to the extent permitted by law:

(a) maintain a D&O Policy for its directors including the Director, the terms of which are reasonably prudent given the Company’s business and risks;

(b) while the Director is a director of the Company or a Related Body Corporate of the Company, and for at least 7 years after the Director ceases to be a director of the Company or a Related Body Corporate of the Company, maintain and pay the premium on a D&O Policy for the Director;

(c) ensure that the D&O Policy covers the Director against liability:

(i) as a director of the Company or a Related Body Corporate of the Company; or

(ii) as a result of facts or circumstances relating to the Director’s service as a director of the Company or a Related Body Corporate of the Company,

including but not limited to liability for negligence or for legal costs.

However the D&O Policy will not provide insurance cover against conduct by the Director involving:

(i) a wilful breach of duty in relation to the Company; or

(ii) a contravention of sections 182 or 183 of the Corporations Act.

(d) pay the premiums payable for the D&O Policy and, to the extent that any portion of the premium for the contract of insurance referred to in this clause may not at law be paid by the Company, the Company must give the Director notice of and a reasonable opportunity to contribute that part of the additional premium which is attributable to the Director;

(e) give the Director a copy of the D&O Policy each year, within one month of its renewal;

(f) the Company must notify the Director in writing as soon as possible after the Board becomes aware of any claim or proceeding or circumstances which give rise or could give rise to a liability of the Director to the Company or which may result in a claim against the Director, including without limitation, if any claim is threatened or made against the Company which may result in a claim being made against the Director; and

(g) if proceedings of the type referred to above are commenced, the Company must give the Director a copy of the documents originating the proceedings or documents equivalent to these and all supporting documents.

5.2 Director’s Undertaking. The Director undertakes:

(a) to take such steps as the Company may reasonably require to enable the Company to take out and maintain the D&O Policy at the Company’s expense; and

(b) to comply with all obligations and requirements at all times, including but not limited to reporting of any claims, and of circumstances which could give rise to a claim, under the D&O Policy.

6.	Access to Company Books.

6.1 Right to Access Books.

(a) The Company must, if requested by the Director, give the Director or an Authorised Person access to the Books if the Director is required to defend a claim or potential claim against the Director.

(b) The Company must give the Director or an Authorised Person a copy of any Books free of charge.

6.2 Obligations of Company. The Company must use its reasonable efforts:

(a) to keep all Books safe and secure from damage; and

(b) to keep a complete set of all Books for the period starting from the date of appointment of the Director to the board of directors of the Company or a Related Body Corporate of the Company, for seven years after the Director ceases to be a director of the Company or a Related Body Corporate of the Company.

6.3 Statutory Rights of Access. This clause 6 does not adversely affect any statutory right of access which the Director may have to the Books, including without limitation, under section 198F of the Corporations Act.

6.4 Retention.

(a) The Director is entitled to retain any Board Documents supplied to the Director by the Company and those Board Documents become the property of the Director at the time they are supplied to the Director.

(b) The Company must procure that any notes or memoranda made by the Director in his capacity as a director of the Company become the property of the Director.

6.5 Privilege. If any Board Documents given to the Director include information that is subject to legal professional privilege or client legal privilege the Director must not waive that privilege unless he is a party to the relevant legal proceedings.

7.	GST.

7.1 Consideration exclusive of GST. Any consideration or payment obligation in this Deed is exclusive of GST unless stated otherwise.

7.2 Monetary Consideration. This clause 6.2 applies if a Supply made under or in connection with this Deed is a Taxable Supply, for which the consideration is a payment of money.

(a) If this clause applies, the consideration for the Supply is increased by an additional amount equal to the amount of that consideration multiplied by the relevant GST rate.

(b) The additional amount under paragraph (b) is payable at the same time and in the same manner as the consideration for the Supply to which the additional amount relate

7.3 Tax Invoices. A party who receives consideration, whether monetary or otherwise, for a Taxable Supply under this Deed, must give the other party a Tax invoice in a form which complies with the GST Law within 10 Business Days after the end of the month in which the consideration is paid, or an invoice issued, in relation to the Supply, whichever occurs first.

7.4 Payments. Unless otherwise stated in this Deed, the following principles apply when determining the amount of a payment under this Deed:

(a) if a party is entitled under this Deed to be reimbursed or indemnified by the other party for an expense, claim, loss, liability or cost incurred in connection with this Deed, the reimbursement or indemnity payment must not include any GST component of the expense, claim, loss, liability or cost for which an Input Tax Credit may be claimed; and

(b) if a party sets off an amount under this Deed, the same principles apply to calculate the amount to be set-off, as if the amount had been paid in accordance with paragraph (a).

7.5 Adjustment Event. If an Adjustment Event occurs, the parties must do all things necessary to make sure that the Adjustment Event may be properly accounted for, including the issue of an Adjustment Note.

8.	General.

8.1 Continuing Indemnities.

(a) The Indemnities continue in full force and effect without limitation, including on the Director ceasing to be a director of the Company.

(b) Each of the Indemnities is a continuing obligation despite a settlement of account or the occurrence of any other thing, and remains fully effective until all money owing, contingently or otherwise, under an indemnity has been paid in full.

(c) Each Indemnity contained in this Deed:

(i) is an additional, separate and independent obligation and no one indemnity limits the generality of another indemnity; and

(ii) survives the termination of this Deed.

8.2 Entire Understanding.

(a) This Deed contains the entire understanding between the parties concerning the subject matter of the agreement and supersedes all prior communications between the parties.

(b) Each party acknowledges that, except as expressly stated in this Deed, that party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of the other party in relation to the subject matter of this Deed.

8.3 Further Assurances. A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Deed.

8.4 No Waiver.

(a) A waiver of a provision of this Deed or a right or remedy arising under this Deed, including this clause, must be in writing and signed by the party granting it.

(b) A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Deed does not operate as a waiver of the power or right.

(c) A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Deed.

(d) A waiver of a breach does not operate as a waiver of any other breach.

(e) A waiver is only effective in the specific instance and for the specific purpose for which it is given.

8.5 Severability. If any provision of this Deed offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a) where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature, it must be read down to the minimum extent necessary to achieve that result; and

(b) in any other case the offending provision must be severed from this Deed, in which event the remaining provisions of the Deed operate as if the severed provision had not been included.

8.6 Notices. Any notice or other communication to or by a party to this Deed:

(a) may be given by personal service, post or facsimile;

(b) must be in writing, legible and in English addressed as shown below:

(i)	If to the Company

	Address:	c/o Level 2, 517 Flinders Lane, Melbourne 3000
	Attention:	Kevin Hollingsworth
	Facsimile:	03-9629 5466

(ii)	If to the Director

Address:
Attention:
Facsimile:

or to any other address last notified by the party to the sender by notice given in accordance with this clause;

(c) in the case of a corporation, must be signed by an officer or authorised representative of the sender or in accordance with section 127 of the Corporations Act 2001 (Cth); and

(d) is deemed to be given by the sender and received by the addressee:

(i) if delivered in person, when delivered to the addressee;

(ii) if posted, 2 Business Days (or 6, if addressed or posted outside Australia) after the date of posting to the addressee whether delivered or not; or

(iii) if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause;

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee’s time), it is deemed to have been received at 9.00 am on the next Business Day.

8.7 Governing Law and Jurisdiction.

(a) This Deed is governed by and must be construed in accordance with the laws of the State of Victoria.

(b) The parties submit to the exclusive jurisdiction of the courts of the State of Victoria and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

8.8 No Variation and Waiver. This Deed cannot be amended or varied except in writing signed by the parties.

8.9 No Assignment. A party may not assign this Deed or otherwise transfer the benefit of this Deed or a right or remedy under it, without first getting the written consent of the other party.

8.10 Cumulative Rights. The rights and remedies of a party under this Deed do not exclude any other right or remedy provided by law.

8.11 Payments. A payment which is required to be made under this Deed must be in cash or by bank cheque or in other immediately available funds and in Australian dollars.

8.12 Counterparts. If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

Executed as a Deed.

Executed by Mesoblast Ltd ACN 109 431 870 in accordance with section 127(1) of the Corporations Act 2001 (Cth):	)
)
)

Signature of Director		Signature of-Director/Secretary

Name of Director (please print)		Name of Director/Secretary (please print)

Signed, Sealed and delivered by	)
In the presence of:	)
Signature

Signature of Witness

Name of Witness (please print)

Melbourne 1 Sydney

wwvv.middletons.com.au

Level 29

200 Queen Street

Melbourne VIC 3000

Australia

Telephone: +61 3 9205 2000

Facsimile: +61 3 9205 2055

Level 3

10 Shelley Street

Sydney NSW 2000

Australia

Telephone: +61 2 8220 1900

Facsimile: +61 2 8220 1999